Exhibit 10.9

                         ROUNDY'S, INC.
              SUPPLEMENTAL EMPLOYEE RETIREMENT PLAN



                        Table of Contents                                  Page
                        -----------------                                  ----

ARTICLE I                                                                   1-1
     DEFINITIONS                                                            1-1
          1.1  Beneficiary                                                  1-1
          1.2  Benefit Objective                                            1-1
          1.3  Board                                                        1-1
          1.4  Company                                                      1-1
          1.5  Committee                                                    1-1
          1.6  Earnings                                                     1-1
          1.7  Final Average Annual Earnings                                1-1
          1.8  Integrated Benefits                                          1-1
          1.9  Normal Retirement Date                                       1-1
          1.10 Participant                                                  1-1
          1.11 Plan                                                         1-2
          1.12 Plan Benefit Commencement Date                               1-2
          1.13 Termination of Employment                                    1-2

ARTICLE II                                                                  2-1
     PARTICIPATION AND ELIGIBILITY FOR BENEFITS                             2-1
          2.1  Participation                                                2-1
          2.2  Vesting of Benefits                                          2-1
          2.3  No Guarantee of Employment                                   2-1

ARTICLE  III                                                                3-1
     RETIREMENT BENEFITS                                                    3-1
          3.1  Benefit Objective                                            3-1
          3.2  Retirement Benefit Under this Plan                           3-1
          3.3  Integration of Other Benefits and Plan Benefit Computation   3-1
          3.4  Computation of Actuarial Equivalents                         3-2

ARTICLE IV                                                                  4-1
     COMMITTEE                                                              4-1
          4.1  Administration                                               4-1
          4.2  Duties of Committee                                          4-1

ARTICLE V                                                                   5-1
     PAYMENT OF RETIREMENT BENEFITS                                         5-1
          5.1  Amount of Benefit                                            5-1
          5.2  Payment of Benefit                                           5-1
          5.3  Alternative Method of Payment                                5-1
          5.4  Eligibility for Survivor's Benefits                          5-1
          5.5  Amont of Beneficiary's Benefit and Form of Payment           5-1
          5.6  Forfeiture of Benefits                                       5-1
          5.7  Payment to Representatives                                   5-2
          5.8  Timing of Payments                                           5-2
          5.9  Funding                                                      5-2

ARTICLE VI                                                                  6-1
     GENERAL PROVISIONS                                                     6-1
          6.1  Effective Date                                               6-1
          6.2  Amendment and Termination                                    6-1
          6.3  Non-Alienation of Benefits                                   6-1
          6.6  Governing Law                                                6-1
          6.7  Indemnification                                              6-1
          6.9  Severability                                                 6-1
          6.10 Gender and Number                                            6-1
          6.11 Titles and Headings                                          6-1



                         ROUNDY'S, INC.
              SUPPLEMENTAL EMPLOYEE RETIREMENT PLAN

                             PREFACE

     The purpose of the Roundy's, Inc. Supplemental Employee Retirement Plan is to supplement the benefits which are payable through the Roundy's, Inc. Retirement Plan for certain select employees of Roundy's, Inc., so that the effects of the limitation on compensation under the Roundy's, Inc. Retirement Plan due to Section 401(a)(17) of the Internal Revenue Code are ameliorated.

                           ARTICLE I.
                           DEFINITIONS


     1.1 Beneficiary. "Beneficiary" means the person or entity designated as the Participant's Beneficiary under this Plan.

     1.2 Benefit Objective. "Benefit Objective" shall have the meaning provided in Section 3.1 of this Plan.

     1.3 Board. "Board" means the Board of Directors of the Company.

     1.4 Company. "Company" means Roundy's, Inc., a Wisconsin corporation, and any successor corporation.

     1.5  Committee.  "Committee" means the Compensation
Committee of the Board. Any function exercisable by such Committee may also be exercised by the Board.

     1.6 Earnings. "Earnings" means the base salary paid to the Participant by the Company without regard to any limitations imposed by Section 401(a)(17) of the Internal Revenue Code, including employer contributions made pursuant to a salary reduction agreement which are not includable in the gross income of a Participant under Sections 125, 402(e), 402(h) or 403(b) of the Internal Revenue Code and deferrals, if any, made out of base salary to the Roundy's, Inc. Deferred Compensation Plan, but excluding bonuses, overtime, commissions or other pay.

     1.7 Final Average Annual Earnings. "Final Average Annual Earnings" means one- fifth (1/5) of the Participant's total Earnings for the sixty (60) consecutive months immediately preceding the month before such Participant's Termination of Employment; provided, however, that a Participant's Final Average Annual Earnings shall be reduced pro-rata for each year that a Participant's years of Credited Service are less than twenty-five
(25) years of Credited Service. For purposes of this Plan, the term "Credited Service" shall have the same meaning as such term is defined in the Roundy's, Inc. Retirement Plan.

     1.8 Integrated Benefits. "Integrated Benefits" shall have the meaning provided in Section 3.3(b) of this Plan.

     1.9 Normal Retirement Date. "Normal Retirement Date" means the first day of the month following the month in which the Participant attains age sixty-five (65).

     1.10 Participant. "Participant" means a highly compensated executive officer of the Company who has been designated as a Participant by the Committee. A Participant shall also mean a retired or terminated Participant who continues to be entitled to retirement benefits under this Plan after such Participant's Termination of Employment.

     1.11 Plan.  "Plan" means the Roundy's, Inc. Supplemental
Employee Retirement Plan provided herein and any amendments hereto.

     1.12 Plan Benefit Commencement Date. "Plan Benefit Commencement Date" means the date on which benefits commence to be payable to a Participant or Beneficiary under the Plan. Such date shall be the same date on which benefit payments commence under the Roundy's, Inc. Retirement Plan to such Participant (or his or her designated beneficiary therein).

     1.13 Termination of Employment. "Termination of Employment" means an employee's resignation, discharge, retirement, death, or failure to return to the performance of duties at the end of a leave of absence, or upon the happening of any other event or circumstance which, under the policy of the Company as in effect from time to time, results in the termination of the employer-employee relationship. A "Termination of Employment" shall not be deemed to occur upon a transfer between any combination of affiliated companies.

                           ARTICLE II.
                        PARTICIPATION AND
                    ELIGIBILITY FOR BENEFITS


     2.1 Participation. The Participants shall be those key employees of the Company designated from time to time by the Board as Participants in the Plan. Participation in the Plan shall be evidenced by an agreement between the Company and the Participant which shall be subject to applicable provisions of the Plan and shall incorporate by reference the terms and provisions of the Plan, and such other terms and conditions, not inconsistent herewith, as the Committee may deem appropriate in each case.

     2.2 Vesting of Benefits. Except as provided in Section 5.6 of this Plan, benefits under this Plan shall be vested to the extent a Participant hereunder has satisfied the requirements for vesting in his accrued benefit under the Roundy's, Inc.
Retirement Plan.

     2.3 No Guarantee of Employment. This Plan shall not be construed as conferring any rights upon any individual for a continuation of employment, nor shall it interfere with the rights of the Company to terminate the employment of any individual or to take any other action affecting such individual.


                          ARTICLE III.
                       RETIREMENT BENEFITS


     3.1 Benefit Objective. Under the terms of this Plan, a Participant's Benefit Objective shall be a fifteen (15) year term certain annuity commencing on the Participant's Plan Benefit Commencement Date where the annual annuity amount is equal to fifty percent (50%) of the Participant's Final Average Annual Earnings.

     3.2 Retirement Benefit Under this Plan. The amount of a Participant's actual retirement benefit under this Plan shall be a supplemental benefit representing the difference between the value of a Participant's Benefit Objective over the value of such Participant's Integrated Benefits, determined under Sections 3.3 and 3.4 of this Plan, payable in the form of a fifteen (15) year term certain annuity commencing on such Participant's Plan Benefit Commencement Date, as provided in Article V of this Plan.

     3.3  Integration of Other Benefits and Plan Benefit
Computation. A Participant's retirement benefit under this Plan shall be determined as follows:

          (a) The value of such Participant's Benefit Objective shall first be expressed as an actuarially equivalent lump sum, as provided under Section 3.4 of this Plan;

          (b) The value of such Participant's Integrated Benefits shall then be expressed as an actuarially equivalent lump sum, as provided under Section 3.4 of this Plan. For purposes of this Plan and the determination of such Participant's actual retirement benefit under this Plan, the term "Integrated Benefits" shall mean the following benefits payable to such
          Participant:

                    (i)       such Participant's Accrued Monthly
               Benefit under the Roundy's, Inc. Retirement Plan;
               and

                    (ii)      such Participant's Primary Social
               Security Amount as calculated by the actuary for the Roundy's, Inc. Retirement Plan for purposes of determining such Participant's Accrued Monthly Benefit under such Retirement Plan.

            For purposes of this Plan, the terms "Accrued Monthly
          Benefit" and "Primary Social Security Amount" shall have the same meaning as such terms are defined in the Roundy's, Inc. Retirement Plan.

          (c) The annual annuity amount for such Participant's actual retirement benefit under this Plan shall be determined such that a fifteen (15) year term certain annuity of such amount, commencing at such Participant's Plan Benefit Commencement Date, is equal to the value of the actuarial equivalent of the lump sum amount resulting from the difference between the value of the lump sum determined under paragraph (a) above and the value of the lump sum determined under paragraph (b) above. The annual amount due under such annuity shall be the actual retirement benefit under this Plan, payable as provided in Article V.

     3.4 Computation of Actuarial Equivalents. For purposes of determining the supplemental benefits under this Plan, actuarial equivalents shall be determined on the basis of interest rates, mortality assumptions and actuarial factors used by the actuary for the Roundy's, Inc. Retirement Plan, as specified in Section 6.5(a) therein. In the event that a supplemental retirement benefit is payable under this Plan at a time prior to a Participant's Normal Retirement Date, the present value of such early payment shall be adjusted to account for such early payment, using eight percent (8%) as the discount factor. An illustration of this present value calculation is attached as Exhibit A.


                           ARTICLE IV.
                            COMMITTEE


     4.1 Administration. The general administration of this Plan shall be the responsibility of the Committee which is hereby authorized, in its sole discretion, to delegate said responsibilities to an administrator or administrative committee. The Committee shall appoint a qualified actuary or actuaries to perform all actuarial calculations, and the good faith determination of the Committee in reliance upon such actuary or actuaries shall be final and conclusive. The Committee shall hold such meetings as it deems appropriate, upon such notice and at such place or places, and at such time or times as it may from time to time determine. The Committee may act without a meeting if a consent in writing setting forth the action so taken shall be signed by all of the members of the Committee and filed with the minutes of the Company.

     4.2 Duties of Committee. Subject to the provisions of the Plan, the Committee shall have the following duties:

          (a) to recommend to the Board employees who should be chosen to participate in the Plan; and

          (b) to recommend to the Board the date or dates on which such employees become Participants.

In addition, notwithstanding any provision of the Plan to the contrary, unless the Board takes action on the following matters, the Committee shall have authority to act on the following: (i) to adopt, amend and rescind such rules and regulations and take any such other action as it shall deem necessary or proper for the administration of the Plan; and (ii) to shorten the payment period for any benefit or accelerate payment thereof. In addition, the Committee shall also have full and complete discretionary authority to interpret the Plan, and the decision of the Committee on any question concerning the interpretation and administration of the Plan shall be final, conclusive and binding on all Participants. The Committee, the Company or the Board may consult with counsel, who may be counsel for the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.

                           ARTICLE V.
                 PAYMENT OF RETIREMENT BENEFITS

     5.1 Amount of Benefit. Subject to Sections 5.3 and 5.5, the monthly retirement benefit to which a Participant is entitled shall be one-twelfth of the retirement benefit computed under
Section 3.2 for a period of fifteen (15) years, commencing at such Participant's Plan Benefit Commencement Date.

     5.2 Payment of Benefit. Payment of benefits shall be made in the form of a fifteen (15) year term certain annuity unless otherwise provided under Sections 5.3 and 5.5. Benefits shall commence on the Plan Benefit Commencement Date and subsequent payments shall be due on the first day of each month thereafter with the last payment being due on the first day of the last month in the fifteen (15) year period. The Company shall be entitled to deduct from any payment under the Plan the amount of any tax required by law to be withheld with respect any full or partial payment of a Participant's benefit, or may require any Participant or other person to pay such amount to the Company prior to and as a condition of making such payment.

     5.3 Alternative Method of Payment. Retirement benefits under this Plan may, in the absolute discretion of the Committee, be paid in another form requested by the Participant or Beneficiary, including, without limitation, a lump sum. Any alternative form of payment shall, in any event, be the actuarial equivalent of the fifteen (15) year term certain annuity otherwise payable under this Plan, determined in accordance with
Section 3.4 of this Plan.

     5.4 Eligibility for Survivor's Benefits. A survivor's benefit will be paid to a Participant's Beneficiary under the terms and conditions of this Article V if a Participant dies prior to commencement of benefits and was otherwise eligible to receive a benefit under this Plan at the time of such Participant's death.

     5.5 Amount of Beneficiary's Benefit and Form of Payment. The amount of a Beneficiary's benefit shall be determined under
Article III of this Plan based on the Participant's Benefit Objective and Integrated Benefits, adjusted to account for payment prior to such Participant's Normal Retirement Date.
Where a Participant's benefit payments under the Plan have not commenced as of the date of such Participant's death, payment of the Beneficiary's benefits shall be made as soon as administratively practicable after the Participant's death in the form of a lump sum distribution. Where a Participant's benefit payments under the Plan have commenced prior to his or her date of death, the remainder of such Participant's benefit payments shall be made to his or her Beneficiary in the same time and manner as such benefit would have been paid to such Participant.

     5.6 Forfeiture of Benefits. Notwithstanding any other provision of the Plan, participation herein and all rights to any payments hereunder will be discontinued and forfeited, and the Company will have no further obligation hereunder to a Participant if at any time the Participant: commits a material act of dishonesty or moral turpitude involving the Company; is convicted of a felony or pleads guilty or no contest to the same; incurs a Termination of Employment due directly to such Participant's wilful failure to carry out the duties and responsibilities of his or her office with the Company; wilfully discloses material proprietary confidential information of the Company to or for the benefit of a competitor of the Company (to the extent such information is not publicly available); or makes any intentional misrepresentation to the shareholders or directors of the Company. Notwithstanding the foregoing, in determining whether a Participant's interests in this Plan shall be forfeited, the Committee shall, in its sole discretion, determine whether any intent or wilfulness of a Participant was done or omitted to be done in good faith and in the reasonable belief that it was in or not opposed to the best interests of the Company.

     5.7 Payment to Representatives. If an individual entitled to receive any benefits hereunder is determined by the Committee or is adjudged to be legally incapable of giving valid receipt and discharge for such benefits, they shall be paid to the duly appointed and acting guardian, if any, and if no such guardian is appointed and acting, to such persons as the Committee may designate. Such payment shall, to the extent made, be deemed a complete discharge for such payments under this Plan.

     5.8 Timing of Payments. If the Committee is unable to make the determinations required under this Plan in sufficient time for payments to be made when due, the Committee shall make the payments upon the completion of such determinations with interest at a reasonable rate from the due date and may, at its option, make provisional payments, subject to adjustment, pending such determinations.

     5.9 Funding. Benefits under this Plan shall not be prefunded, but shall be payable by the Company as and when they become due as provided herein, and a Participant's interest in benefits under this Plan (and the interest of any Beneficiary) shall not be greater than that of an unsecured creditor of the Company.
                           ARTICLE VI.
                       GENERAL PROVISIONS


     6.1 Effective Date. This Plan shall be effective upon adoption by the Board.

     6.2 Amendment and Termination. The Board may at any time, or from time to time, amend this Plan in any respect or terminate this Plan without restriction and without consent of any Participant or Beneficiary, provided, that any such amendment or termination shall not impair the right of any Participant or Beneficiary to receive benefits accrued hereunder prior to such amendment or termination without the consent of such Participant or Beneficiary.

     6.3 Non-Alienation of Benefits. No benefit payable hereunder may be assigned, pledged, mortgaged or hypothecated and, except to the extent required by applicable law, no such benefit shall be subject to legal process or attachment for the payment of any claims of a creditor of a Participant or Beneficiary.

     6.6 Governing Law. The provisions of this Plan shall be construed according to the law of the State of Wisconsin excluding the provisions of any such laws that would require the application of the laws of another jurisdiction.

     6.7 Indemnification. The Company shall indemnify any Committee member for, and hold such individual harmless against, any and all claims, liabilities, charges and expenses (including reasonable attorneys' fees) in connection with or arising out of such individual's performance of duties hereunder.

     6.8 Binding Upon Successors. This Plan shall be binding upon and inure to the benefit of the Company, its successors and assigns and the Participants and their respective Beneficiaries, heirs, executors, administrators and legal representatives.

     6.9 Severability. If any of the provisions of the Plan shall be held to be invalid, or shall be determined to be inconsistent with the purpose of this Plan, the remainder of this Plan shall not be affected thereby.

     6.10 Gender and Number. The masculine pronoun whenever used shall include the feminine. Wherever any words are used herein in the singular, they shall be construed as though they were also used in the plural in all cases where they shall so apply.

     6.11 Titles and Headings. The titles to articles and headings of sections of this Plan are for convenience of reference and in case of any conflict the text of the Plan, rather than such titles and headings, shall control.

     IN WITNESS WHEREOF, the Company has caused the Plan to be executed by its duly authorized officers effective the 26 day of May, 1999.




                                   ROUNDY'S, INC.



                                   By:  GEORGE C. KAISER
                                        ----------------
                                        George Kaiser, Member of
                                        its Board of Directors


                                   ATTEST:


                                   By:  CHARLES R. BONSON
                                        ------------------
                                        Charles R. Bonson, Member of
                                        its Board of Directors


                            Exhibit A
                            ---------
    Illustration of Discounted Early Payment of SERP Benefit
                       (Plan Section 3.4)

Assumptions:

    A.  Monthly Benefit Objective @ Age 65              =   $   10,000.00

    B.  Sum of Monthly Accrued Retirement Plan Benefit
        And Monthly Social Security Benefit @ Age 65    =   $    7,000.00

    C.  Factor for 15-Year Certain Annuity @ 6%,
        Payable Monthly at Beginning of Month           =       10.025087

    D.  Lump Sum Value of Benefit Objective,
        Equal to 12 x (A) x (C)                         =   $1,203,010.44

    E.  Factor for Immediately Payable Age 65 Life
        Annuity at:
            Interest    6%
            Mortality:   1971 GAT, 80% Male/20% Female
            Payable Monthly at Beginning of Month       =        9.549564

    F.  Lump Sum Value of "Integrated Benefits"
        Equal to 12 x (B) x (E)                         =   $  802,163.38

    G.  Lump Sum Value of SERP Benefit
        Equal to (D) - (F)                              =   $  400,847.06

    H.  Monthly SERP Benefit Payable @ Age 65
        Equal to (G) divided by  (C) divided by 12      =   $    3,332.03

Calculation of Discounted SERP Benefit for Early Retirement at Age 55

    I.  Interest-Only Discount Factor for 10 Years
        (Age 65 - Age 55), Nominal Rate of Interest
        Equal to 8% Compounded Monthly                   =       0.450523

    J.  Monthly Reduced SERP Benefit, Payable at Age 55
        Equal to (H) x (I)                               =   $   1,501.16